EXHIBIT 10.5

Office Lease Agreement

Lessor (Party A):	Tang Xiao Feng

ID Number/License Number:	330602197511100016
Legal Representative:	ID of Legal representative:
Address:	Phone number: 1350284687
Tenantry (Party B):	Shen Zhen Starlight Supply Chain Management Ltd.
ID Number/License Number:	914403003591871589
Legal Representative:	ID of Legal representative:
Address:	Phone number: 13717061976 18948340582
Agent:

The Three party agrees with this lease agreement and agrees to all the terms as follow:

1.	Lease property

Party A has a place which is located in Fu Tian District Cai Tian Road, Xin He Century building A Room 805, 806 , exterior construction space is approximately 116.48 square meters, the leasing premise is in decent condition for rental purpose.

2.	Leasing purpose

The premises will be used as an office space which party B cannot change the nature of the premises on its own.

3.	Leasing Date

a)	Leasing period will be one year, from April,11, 2016 to April,10 2017. Party A shall get the space ready on March,30,2016 for Party B.

b)	When the lease is up, Party A has rights to claim the premises back and Party B should get the space ready to return to Party A. If Party B wants to continue leasing the space, party B should give Party A one month notice. If both parties have mutual agreement, they should sign a new leasing agreement.

If Party A wish to lease or sell the premises, Party B shall have priority rental and purchasing rights.

4.	Rent

a)	The monthly rent is 21,500 RMB.

b)	The rent shall be paid on the 5th of each month to party A, within 3 days upon the signing, Party B should pay one month rent , Party A should provide a receipt for it.

C)	Party B pay the rent by wire transfer, Account name: Tang Xiao Feng

Account number: 6226 0965 5458 7868

Name of the bank: china merchants bank

5.	Deposit

a)	Upon 3 days of the signing, Party B shall pay Party A two months rent as deposit which is 43000 RMB, Party A should provide receipt for it.

b)	When the lease is up , if party B don’t want to continue leasing the space, the deposit should reimburse to Party B without charging interests.

c)	If Party B didn’t pay rent or other utilities on time, Party A has rights to use the deposit to pay the debt, if the deposit exceeded the debt, Party B should pay the amount due within five days upon receive the notice.

6.	Utility payment

During the leasing period, the build’s management fee, cleaning bill, water bill, electricity, gas and phone bill shall be paid by Party B.

7.	Each party’s responsibilities and duties

a)	Party A has duty to make the space available for Party B, and guarantee all facilities remain in good condition. If the premises have delayed the handover, Party B has rights to reduce the delayed days rent.

b)	During the leasing period, Party B has responsibility to make sure everything is safe and sound. All the facilities maintenance is Party B’s responsibility, unless there are amendment terms conclude in this agreement for other arrangement.

c)	During the leasing period, if Party A wishes to sell the premises, Party A needs to give Party B one-month notice, Under the same term, Party B shall have the purchasing priority rights.

d)	During the leasing period, Party B cannot change the structure or the application of the space, it cannot store illegal stuff like drugs, explosives or flammable material; it can’t not conduct illegal actives, if Party B breach any of the above actives, Party A has rights to terminate the lease and evict the tenant. If any damage has been done, Party B has responsibility to compensate Party A for the damage.

e)	Party B has duty to protect the premises and its facilities, if any of them are broken or damaged, Party B has duty to repair or compensate to it.

f)	Party B has to pay the rent and other utility bills on time, if over 10 days delay for the rent payment or management fee, water or electricity bill, Party A has rights to terminate the agreement and evict the tenant. Party B will need to unconditionally leave the premises and take full responsibilities and compensate Party A for all the financial loss.

g)	When the lease is up , Party B should return the premises. If Party B breach the promises, Party A has rights to charge Party B on the daily basis for the delay.

8.	Breaching the agreement

a)	If Party A doesn’t hold the legal rights and disposition for the premises, which cause early termination of the agreement or evict out of the premises, Party A should pay Party B double amount deposit as compensation.

b)	If Party B didn’t follow through the lease and caused early termination of the agreement, Party A has rights to keep the deposit and has rights to lease to another tenant.

9.	Agent fee

The real estate agent has facilitated the deal for Party A and Party B, upon signing party A pay 10,750RMB to the agent as service fee; Party B pay 10,750 RMB to the agent as service fee.

10.	Party A and Party B both needs to keep the agreement confidential, without notifying the other party, either of the party has rights to reveal the information in this agreement.

11.	This agreement is in accordance of the law in People Republic of China, if any dispute occur, which cannot solve unanimously, either of the party has rights to file a claim against the other in court.

12.	This agreement holds three copies, agent, Party A, Party B, the copied agreement hold legal power.

13.	Miscellanea:

Signature	/s/ Tang Xiao Feng	/s/ Shen Zhen Starlight Supply Chain Management Ltd.

Date March 30, 2016